Exhibit 5.1

31 January 2024

PRIVATE AND CONFIDENTIAL

To:	The Directors

ads-tec Energy plc (the “Company”)

10 Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, a public company limited by shares, incorporated under the laws of Ireland with registration number 700539 in connection with the registration statement on Form F-3 (the “Registration Statement”) and the prospectus contained therein to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act 1933, as amended (the “Act”) relating to the registration by the Company of:

(a)	up to 1,666,667 ordinary shares of $0.0001 each in the capital of the Company, pursuant to the Registration Statement (the “Shares for Issuance”);

(b)	up to 1,339,285 warrants to subscribe for ordinary shares of $0.0001 each in the capital of the Company, pursuant to the Registration Statement (the “Warrants”); and

(c)	up to 1,339,285 ordinary shares of $0.0001 each in the capital of the Company issuable upon the exercise of the Warrants, pursuant to the Registration Statement (the “Warrant Shares” and together with the Warrant Shares the “Shares”).

1.2	This Opinion is solely for the benefit of the addressee of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent. However, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

1.3	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from that client.

1.4	This Opinion is confined to and given in all respects of the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland.

1.5	We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of obligations or rights expressed in the Registration Statement or the transactions contemplated thereby.

1.6	This Opinion is strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to read as extending by implication or otherwise to any other matter; and

(b)	the Registration Statement (and no other document whatsoever); and

(c)	the searches listed in paragraph 1.10 below (the “Searches”) (and no other searches whatsoever).

1.7	We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

1.8	In giving this Opinion, we have relied upon the Corporate Certificate and the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	For the purposes of this Opinion, we have reviewed:

(a)	a corporate certificate dated 31 January 2024, executed for and on behalf of the Company (the “Corporate Certificate”);

(b)	a copy of the resolutions of the board of directors of the Company held on 22 December 2023;

(c)	the Searches;

(d)	a draft of the Registration Statement (excluding exhibits) sent to us by email by Tommy Li, Reed Smith, on 30 January 2024.

1.10	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 31 January 2024:

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings or petitions filed in respect of the Company in the last two years; and

(d)	on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of the Company as identified in the search results referred to in paragraph (a) above.

1.11	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and anyone seeking to rely on this Opinion agrees, for our benefit, that the Courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time or to advise the addressee of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.12	No opinion is expressed on the taxation consequences of the Registration Statement and any of the matters contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion, we are of the opinion that:

2.1	the Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2	the Shares have been duly authorised and upon payment in full being made therefor and, in respect of the Warrant Shares, upon the exercise of the Warrants, any such Warrant Shares being entered as fully paid on the register of members of the Company, will be validly issued, fully paid or credited as fully paid, and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

2.3	the Company has the requisite corporate authority to issue Warrants to purchase the Warrant Shares and therefore has the requisite authority to be the issuer of the Warrants.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement, Shares and Warrants

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.1	that the Shares and the Warrants will be issued (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company passed prior to the issue of the Shares and / or Warrants (as the case may be) and in accordance with the terms of the Registration Statement;

Authenticity and bona fides

3.2	the truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature, and that each original was executed in the manner appearing on the copy.

3.3	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect.

3.4	the absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Restrictions and Disqualifications

3.5	That, based only on the Searches, no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)	been the subject of any declaration, order or deemed order for disqualification or restriction under the 2014 Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)	received any notice under the 2014 Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.6	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.7	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

No other information and compliance

3.8	that the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Shares and the Warrants are the only documents relating to that subject matter and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.9	the filing of the Registration Statement and the issuance and sale of the Shares and/or the Warrants (as the case may be) (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

3.10	that the Company will deliver and file an appropriate prospectus supplement with respect to an offering of Shares and the Warrants in compliance with the Act and the applicable rules and regulations.

3.11	that any document recording the authorisation of the transactions contemplated by the Registration Statement, including any issue of Shares, is a true, complete and accurate record of an authorisation which is valid in all respects.

3.12	that all authorisations, approvals or licences required under any law for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with.

3.13	that no law or official directive of any jurisdiction, other than the laws of Ireland, affects any of the opinions expressed.

3.14	that, insofar as any obligation under any document examined is to be performed in any jurisdiction other than Ireland, its performance will not be illegal or unenforceable under the law of that jurisdiction.

3.15	that he formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

3.16	that the Company will comply with its obligations under, and the representations and warranties contained in the documents referred to in, the Registration Statement.

Shares

3.17	that the board of directors of the Company approved the allotment and issue of the Shares in accordance with the Constitution and the 2014 Act and such Shares will be issued in compliance with the Constitution and the 2014 Act.

3.18	that, upon issue, the Shares will be duly registered and will continue to be registered in the Company’s register of members.

3.19	that any issue of the Shares will be in compliance with the 2014 Act, the Takeover Panel Act, 1997, Takeover Rules, 2013 of Ireland (as may be amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

Solvency and Insolvency

3.20	that:

(a)	the Company was not unable to pay its debts within the meaning of Sections 509(3) and 570 of the 2014 Act or any analogous provisions under any applicable laws immediately after the filing of the Registration Statement; and

(b)	the Company will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provision under any applicable laws.

3.21	that, upon the opening of any insolvency proceedings pursuant to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast EU Insolvency Regulation”), the Company will have its “centre of main interests” (as that term is used in Article 3(1) of the Recast EU Insolvency Regulation) in Ireland being the jurisdiction in which the Company has its registered office and will not have an “establishment” (being any place of operations where a debtor carries out or has carried out in the 3-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets) as defined in Article 2(10) of the Recast EU Insolvency Regulation outside Ireland.

Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP